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                                                                   Exhibit 23(b)

              Consent of Independent Certified Public Accountants

The Board of Directors
The Netplex Group, Inc.

We consent to the use of our report included herein and the reference to our firm under the headings "Experts" and "Selected Financial Data" in the prospectus.



/s/ KPMG LLP
KPMG LLP

McLean, VA
August 30, 2000